EXHIBIT 10.9

                        AIRCRAFT LEASE-PURCHASE AGREEMENT

         THIS AIRCRAFT LEASE-PURCHASE AGREEMENT ("Lease" or "Agreement"), executed as of January 5, 2004 but made effective January 1, 2004 ("Effective Date"), is between THUNDER AVIATION ACQUISITIONS, INC., a Delaware corporation (hereafter "Lessor" or "Lessor/Seller"), and EP AVIATION, INC. ("EP"), a Nevada corporation (hereafter referred to as "Lessee" or "Lessee/Purchaser");

                                WITNESSETH THAT:

         WHEREAS,  Lessor is the registered  owner of a 2985 Cessna Citation III
aircraft,   Registration  Number  N650TA,   Serial  #650-0088   (hereafter  "the
Aircraft"), and

         WHEREAS, Lessor and Lessee have entered into a Letter of Understanding to Enter into Lease with Option to Purchase Agreement dated November 18, 2003, and

         WHEREAS, Lessee desires to lease and subsequently purchase the Aircraft under such terms and conditions as are mutually satisfactory to the parties.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

         I.       RIGHT OF INSPECTION

         Lessee is entitled to a due diligence period for inspection of the aircraft, its records and a test of all systems. The cost of such inspection shall be the responsibility of the Lessee and such inspection shall take place at Premier Air Center, Inc. in Alton, IL (KALN) ("Inspection Location"). Lessee shall be responsible for the cost of fuel, oil and landing fees incurred in transporting the Aircraft from Spirit of St. Louis (KSUS) airport in Chesterfield, Missouri to the Inspection Location. Lessee will accept or reject the aircraft as a result of this inspection in writing to Lessor within two business days of completion of inspection. If Lessee reject aircraft, this agreement will be null and void except Lessee obligation to pay for this inspection and return Aircraft to Lessor's facility at KSUS.

         II.      DELIVERY

         Lessee shall accept delivery of the Aircraft at the Inspection Location upon execution of this Agreement and payment of the first month's Base Rent (see VIII, below). Lessor warrants that the Aircraft shall be delivered equipped and in the condition as inspected with a United States Certificate of Airworthiness and in compliance with current F.A.R. 135 aircraft requirements, with all required Maintenance, Airworthiness per the St. Louis FSDO and Thunder Air Charter, Inc.'s certificate. More specially, the Aircraft shall be delivered with all loose equipment including but not limited to airframe, engine and auxiliary power unit (if applicable); log books continuous and complete; weight and balance data; flight manual; performance manuals; maintenance records from factory or manufacturer, wiring diagrams; various equipment operators manuals; other miscellaneous documents and paperwork; and covers and plugs, etc. which are normally considered part of the loose equipment delivered with aircraft. Directives and Mandatory Service Bulletins (or equivalent) shall be complied to date of delivery. Mutually agreed to airworthiness discrepancies from Lessee/Purchaser's acceptance inspection shall be corrected at Lessor/Seller's expense or satisfactory consideration made to Lessee/Purchaser.


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         III.     LEASE TERM

         Lessor hereby agrees to dry lease (i.e. Lessee responsible for all costs associated with operation of the Aircraft, including, but not limited to, fuel, maintenance, engine accruals, insurance) the Aircraft to Lessee and Lessee hereby agrees to dry lease the Aircraft from Lessor, upon the terms and conditions set forth herein.

         This Lease shall commence on the Effective Date hereof, and terminate on the date which is thirty six (36) months after the Effective Date, unless sooner terminated as set forth below. The Lessee may elect to extend the lease term for an additional six (6) month period by giving written notice to the Lessor at least sixty (60) days prior to the original lease termination date. The Aircraft will be delivered to Lessee at Lessor's expense during normal business hours at Sarasota Bradenton International Airport (KSRQ) in the Unit B2 area on the Effective Date.

         Lessee will have, after completion of Section I above, fully inspected the Aircraft and acknowledges that it is in good condition and repair and that Lessee is satisfied with and has accepted the Aircraft in such condition and repair. If Lessee defaults in its purchase obligation (upon the terms set forth in Section XIX hereof) upon termination of the Lease, then in addition to any other remedies Lessor may have in law or in equity, Lessee shall cause the Aircraft to be returned to Lessor, at Lessee's expense, during normal business hours at the Spirit of St. Louis (SUS) airport, in Chesterfield, Missouri, upon termination of this Lease in the same condition as when received, except for normal and reasonable wear and tear from ordinary use. Lessor may inspect the Aircraft prior to accepting its return by Lessee. Upon delivery and upon return of the Aircraft pursuant to this Section III, an authorized representative of the receiving party will execute and deliver to the other party a receipt evidencing such delivery or return and specifying the date and hour thereof.

         IV.      USE OF AIRCRAFT

         Lessee may utilize the Aircraft only for the purposes, and within the geographical limits, set forth in the insurance policy or policies obtained in compliance with this Agreement, which at a minimum shall cover the operation of the Aircraft within the territorial limits of the United States, Canada, Mexico and the Caribbean in the form and amounts set forth in Section XI below. In the event that Lessor desires to operate the Aircraft outside the territorial limits of the Untied States, Canada, Mexico and the Caribbean, Lessee shall first obtain the prior written consent of Lessor, which Lessor shall grant or deny in Lessor's reasonable discretion. IN seeking the consent of Lessor, which Lessor shall grant or deny in Lessor's reasonable discretion. In seeking the consent of Lessor for such use, Lessee shall notify Lessor in writing of the planned operation of the Aircraft outside of the territorial limits of the United States, and Canada and shall provide Lessor written proof of insurance coverage in the amounts and limits set forth herein for operation of the Aircraft in such foreign jurisdiction. Furthermore, Lessee shall not utilize the Aircraft in violation of any foreign, federal, state, territorial, or municipal law, regulation or order of any government or governmental body or in violation of any airworthiness, certificate, license or registration relating to the Aircraft and shall be solely responsible for any fines, penalties, or forfeitures occasioned by any violation. If such fines or penalties are imposed on Lessor, and paid by Lessor, Lessee shall reimburse Lessor for the amount thereof within ten (10) days of receipt by Lessee of written demand from Lessor. Lessee will not direct the Aircraft to be based, and Lessor shall not permit the aircraft to be based, outside the territorial limits of the United States of America, without the prior written consent of Lessor. Lessee will not take the Aircraft into the countries prohibited by the U.S. Department of Commerce Regulations without the written consent of Lessor. Lessee agrees to indemnify and hold Lessor harmless from any breach of Lessee's warranties set forth in this paragraph.

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         V.       MAINTENANCE

         during the term of this Lease, Lessee will operate the Aircraft in accordance with the Aircraft manufacturer's standard operating practices and procedures and shall also operate and maintain the Aircraft engines in accordance with the Honeywell Maintenance Service Plan. Lessee shall also maintain the Aircraft and Engine Log books in accordance with the rules and regulations of the FAA and make appropriate entries as required in English. These records shall be made available for examination by Lessor, and Lessee, at the end of the term of this Agreement shall deliver the records to Lessor, if Lessee defaults in its purchase obligation Hereunder.

         Lessee shall, at Lessee's expense, perform:

         (i) all maintenance and procedures required to remain in compliance with the Cescom Maintenance Monitoring program, and all other maintenance and procedures required by the manufacturer's recommended maintenance program delineated in the Aircraft's maintenance manual or other publication form the manufacturer; and

         (ii) any other repairs, inspections and maintenance, as are required to maintain the Aircraft, its avionics, and its engines in the same condition as when received from Lessor, normal and reasonable wear and tear from ordinary use excepted, including but not limited to any additional work mandated by the FAA during the term of this Lease.

         To the extent that Lessor pays for any such repairs for which Lessee is responsible, Lessee shall reimburse Lessor for such costs and expenses within ten (10) days of receipt of an invoice from Lessor

         Lessee shall immediately notify Lessor in writing of any damage to the Aircraft or of any situation arising with respect to the Aircraft or any of its systems which situation will require unscheduled repair or maintenance to the Aircraft or any of its systems.

         Lessee agrees to permit Lessor or an authorized agent to inspect the Aircraft at any reasonable time and to furnish any information in respect to the Aircraft and its use that Lessor may reasonably request.


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         Lessee agrees to keep Aircraft inside suitable hangar facilities at its base location in Sarasota Bradenton International Airport (KSRQ).

         VI.      ALTERATIONS

         Lessee shall not have the right to alter, modify, or make additions or improvements to the Aircraft without the prior written consent of the Lessor. Any such alterations, modifications, additions, or improvements permitted to be made shall be paid for by the Lessee and shall become the property of the Lessor if Lessee defaults in its obligation to purchase the Aircraft pursuant to the terms hereof, and shall be subject to all of the terms of this Agreement.

         VII.     SECURITY DEPOSIT

         Lessee shall pay a security deposit in the amount of sixty thousand dollars ($60,000.00). Such security deposit shall be held in escrow at Aero Records & Title Co., P. O. Box 19245, Oklahoma City, OK 73144, 3300 South Lakeside Drive, Oklahoma City, Oklahoma 73179 (1-800-500-7457).

         VIII. LEASE RATE

         A. BASE MONTHLY RATE. In consideration of the lease of the Aircraft, Lessee agrees to pay Lessor a base monthly rental amount of Thirty Thousand Dollars ($30,000.00) per month ("Base Rent"). Upon the Effective Date (and prior to the delivery of the Aircraft by the Lessor to the Lessee), the first month's payments of Base Rent shall be paid to Lessor. Thereafter, subsequent payments of Base Rent shall be made each month thereafter during the term of this Lease on the same day of the month as the Effective Date. In the event any monthly payment is not received within 5 business days of it's respective due date, the Lessee will be in default. The Lessee will have ten days to cure the default, and in the event such default is not cured, the Lessor may take possession of the Aircraft from the Lessee and the deposit shall be forfeited by the Lessee and deemed earned by the Lessor.

         B. "MSP COST". In addition to the payments of Base Rent, Lessee shall also pay to Lessor on a monthly basis at the end of each month an amount equal to One Hundred Thirty and 02/100's Dollars ($103.02) per operating hour per engine during the preceding month (the "MSP Cost"). Such MSP Cost to be paid by the Lessee is subject to price escalation beginning January 2004 as described in Section B. of Exhibit A. to the Maintenance Service Plan Executive Operator Contract (the "MSP Contract") dated November 8, 2003 between Honeywell and the Lessor. IN the event the Lessee operates the Aircraft for less than 150 operating hours in any given 12 (twelve) month period (as measured from the Effective Date), the Lessee shall be responsible for the minimum MSP Service Charge. Such MSP Service Charge shall be calculated as 150 operating hours per engine (300 operating hours total) multiplied by the MSP Rate per engine in effect at the time, less the monthly MSP Cost previously remitted to the Lessee during such period. In the event the lessee elects the extend the lease for the six (6) month period, such MSP Service Charge will be based upon prorated operating hours of 75 per engine (150 operating hours total).


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         IX. LEASE PAYMENTS

         All lease payments shall be paid to Lessor at the address set forth below, or to such other person and at such other place as Lessor may form time to time designate in writing.

         X. LEASE TAXES

         Lessee shall pay all sales tax on each monthly lease payment when such lease payment becomes due. Lessee shall deliver such amount monthly to Lessor for delivery to the applicable tax collector. Lessee claims that there is no sales tax on leases in Florida and will hold Lessor harmless in that regard.

         XI. INSURANCE

         A. during the lease term and any extension thereof, Lessee shall maintain All Risk Hull Insurance including ground, taxiing and in-flight coverage (including coverage for war risk) on the Aircraft, including its engines, instruments and, accessories, in an amount not less than Three Million Four Hundred Ten Thousand Dollars ($3,410,000) and subject to no deductible; and Bodily Injury, Passenger Liability and Property Damage Liability insurance (including coverage for war risk) in an amount not less than Thirty Million Dollars ($30,000,000.00). Such Hull Insurance shall contain a breach of warranty provision in favor of Bank of America, N.A. (7800 Forsyth Boulevard, M01-076-06-10, Clayton, MO 63015, Attention: Mr. Thomas _____). Such insurance policies must be issued by an insurance company acceptable to the Lessor and must name the Lessor and Bank of America, N.A. as Loss Payees. Any policies of insurance carried in accordance with this paragraph shall name Lessor and thunder Aviation, N.A., Inc. as additional insureds and shall provide that the insurance shall not be invalidated by any action or inaction of Lessee or its agents, and shall insure Lessor regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee or any other person (other than Lessor), and shall further provide that no such insurance may be cancelled or shall lapse prior to thirty (30) days after receipt by Lessor of written notice by such insurers of such cancellation or lapse. Lessee agrees to indemnify and hold Lessor harmless from any and liability and loss arising out of the use or operation of the Aircraft by Lessee, including but not limited to the complete or partial loss of the Aircraft or its systems as a result of confiscation arising from the illegal operation or use of the Aircraft by Lessee, Lessee's agents, representatives and invitees.

         B. Lessee agrees as the actual user of the Aircraft to strictly abide by all the terms and conditions of the policy or policies on its part to be performed. Lessee agrees also not to use the leased property for any purpose which is excluded or prohibited under such insurance policy or policies.

         C. In the event of cancellation of the insurance policy or policies providing coverage outlined in paragraph A of this Section, for any cause whatsoever, Lessee authorizes Lessor to provide a substituted insurance policy or policies providing the coverage as outlined in paragraph A of this Section. Lessor shall adjust the Base Rent by the amount attributable to such insurance premiums, and Lessee agrees to pay such increased Base Rent>


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

         D. Lessee also agrees that ALL pilots will be qualified per the terms of the insurance contract and to provide evidence of same as Lessor may reasonably request.

         E. Lessee also agrees to provide copies of all insurance documents and pilot certificates to Lessor at such time as Lessor may reasonably request.

         F. A certificate of insurance listing all insurance in force shall be delivered to the Lessor.

         XII. INSPECTION AND EXAMINATION

         Lessor and any insurance company or companies insuring or financing the Aircraft ("Interested Parties") are given the right and privilege, from time to time, to inspect the leased property, and to examine the books and records relating thereto, on the premises of Lessee, or wherever located, if, in the sole judgment of the Interested Parties, the inspection is deemed necessary.

         XIII.    TOTAL DESTRUCTION OF AIRCRAFT

         In the event of the total destruction or loss of the Aircraft, Lessee shall pay to Lessor an amount equal to the greater of a) Three Million Four Hundred Ten Thousand Dollars ($3,410,000.0) or b) the fair market value of the Aircraft at the time of total destruction or loss, less any amount received by Lessor from any All Risk Hull insurance on the Aircraft; the lease term created, or any renewal or extension of it, shall be terminated immediately.

         XIV.     DEFAULT

         Each of the following events shall constitute a default on the part of the Lessee hereunder: failure of the Lessee to pay any installment of rent or other required payment within five (5) business days after the date due; an unauthorized assignment, sublease, or other violation of Section XV; any breach or failure of the Lessee to observe or perform any of its other obligations hereunder and the continuance of such default for ten (10) days after notice in writing to the Lessee of the existence of such default; the insolvency or bankruptcy of the Lessee or the making by the Lessee of any assignment for the benefit of creditors, a trustee or receiver being appointed for the lessee or for a substantial part of its property; the institution by or against the Lessee of bankruptcy, reorganization, or insolvency proceedings; or the filing of a Federal tax lien against the Lessee or any of its properties or against the Aircraft. Upon the occurrence of any such default and upon written request by Lessor this Lease shall terminate, the security deposit shall be forfeited by the Lessee and deemed fully earned by the Lessor, the Aircraft shall be surrendered to the Lessor, and at Lessor's option the provisions of Section XIX hereof regarding sale and purchase of the Aircraft shall be void and of no further force or effect. The Lessor may hold, use, sell, lease or otherwise dispose of the Aircraft or keep it idle as the Lessor chooses, without affecting the obligations of the Lessee as provided in this Agreement including the monthly lease payments. IF the Lessee fails to deliver the Aircraft as provide din this paragraph or converts or destroys the Aircraft, the Lessor may hold the Lessee liable for a sum equal to the fair market value of the Aircraft, less any insurance proceeds received by Lessor, in addition to all of the rent due. The foregoing rights and remedies shall, be cumulative and not exclusive and shall be in addition to and not in limitation of any other rights and remedies available to Lessor at law or in equity. Lessor's waiver of any default on the part of Lessee shall not constitute a waiver of subsequent defaults.


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         XV. NON-ASSIGNABILITY

         Lessee shall not assign this Agreement or any interest in the Aircraft without the prior written consent of Lessor except that Lessee may assign its rights and obligations under this Agreement o a controlled affiliated entity. Subject to the foregoing, this Agreement inures to the benefit of, and is binding on the heirs, legal representatives, successor, and assigns of the parties.

         XVI. OPERATING EXPENSES

         Except as otherwise expressly provided herein, Lessee shall be solely responsible for all cost and expense incurred in the use, storage, and operation of the Aircraft. For purposes of clarification and not limitation, Lessee acknowledges and agrees that Lessee shall be solely responsible for all fuel, crew costs, crew training, hangar, local, state, and federal taxes and fees incurred with respect to the operation of the Aircraft and Lessor shall have no responsibility for such cost and expenses whatsoever. Any and all operating expenses (fuel, oil, oxygen, hydraulic fluids, etc.), by reason of this Lease or the possession, use or operation of the Aircraft by the Lessee pursuant hereto, shall be paid by Lessee, or, if paid by Lessor, shall be reimbursed to Lessor by Lessee in addition to the Lease Rate. The monthly Lease Rate set forth in Paragraph VIII is exclusive of the Sales/Use Tax which may be applicable to this transaction.

         XVII. INSURANCE

         It is understood that throughout the term of the lease and any extension thereof, title to the Aircraft shall remain with the Lessor and shall bear United States registration markings. Lessee has no right to consent to, and agrees that it will not permit, any lien, claim or encumbrance of any kind to be asserted against the Aircraft during the term of the lease and that it will return the Aircraft to Lessor free and clear of any such liens, claims and/or encumbrances. Any liens imposed in violation of this paragraph shall be discharged by the Lessee at the Lessee's sole cost and expense, and Lessee agrees to indemnify and save Lessor harmless against any such lien or liens.

         Bank of America, N.A. must take a collateral assignment of this Lease, and accordingly, both the Lessor and Lessee must provide signed, undated FA lien releases to Bank of America, N.A.

         XVIII. ACCIDENT AND CLAIM

         Lessee shall immediately notify Lessor of each accident involving the Aircraft, which notification shall specify the time, place, and nature o the accident or damage, the names and addresses of parties involved, persons injured, witnesses, and owners of properties damaged and such other information, as may be known. Lessee shall advise Lessor al all correspondence, papers, notices, and documents received by Lessee in connection with any claim or demand involving or relating to the Aircraft or its operation, and shall aid in any investigation institute by Lessor and in the recovery of damages from third persons liable therefore.

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         XIX. PURCHASE OBLIGATION

         ON that date which is thirty six (36) months (or forty two (42) months if the Lessee elects the six (6) month extension) after the Effective Date (referred to in this Section XIX as the "Closing Date"), Lessee shall have an option to purchase the Aircraft upon the price and terms set forth in this
Section XIX.

         A. The purchase price for the Aircraft shall be determined as fair market value per registered appraiser mutually agreeable to Lessor and Lessee. The Purchase Price shall be subject tot adjustment as follows:

         1. The Purchase Price shall be increased by all amounts due to Lessor from Lessee under the terms of the Lease which remain unpaid as of the Closing Date, including, but not limited to, Base Rent, MSP Cost, and Interest due on any delinquent payments.

         2. The Purchase Price shall be reduced by the value assigned to any capital improvements (i.e. refurbishing and/or refixturing) made to the Aircraft and paid for by the Lessee. Such value shall be mutually agreed upon by the Lessor/Seller and Lessee/Purchaser prior to such capital improvements being made. In addition, such deductions to the purchase price shall be reduced by depreciation charged against the capital improvements for the period form the date the capital improvement is made through the date of the purchase by the Lessee/Purchaser.

         3. The Purchase Price shall be increased by an amount equal to the Transfer Fee calculated in accordance with Exhibit A to the MSP Contract. The Lessee/Purchaser shall be responsible for any other costs necessary to transfer the MSP contract from the Lessor to the Lessee with the exception of any amounts due and owed by the Lessor to Honeywell up until the date of the sale of the Aircraft to the Lessee/Purchaser. The MSP contract shall be transferred to the Lessee upon the purchase of the Aircraft, but subject to Section IV.B. of the MSP Contract.

         The Purchase Price shall be paid in full in cash or the equivalent at Closing.

         B. Closing on the purchase and sale of the Aircraft ("Closing") shall occur on the Closing Date. Closing will occur by and through the escrow services of Aero Records & Title Co., P.O. Box 19245, Oklahoma City, OK 73444, 3300 South Lakeside Drive, Oklahoma City, Oklahoma 73179 (1-800-500-7457). At Closing, Lessor shall tender all necessary documents to pass good and marketable title to the Aircraft to the Lessee, in exchange for payment in full of the Purchase Price in cash or the equivalent. Lessor warrants that it has good and marketable title to the Aircraft and that said title will be transferred to Lessee upon Closing free and clear of any liens, claims, charges or encumbrances. Delivery of the aircraft shall occur contemporaneously with Closing at such location as is mutually agree to by the parties outside the State of Florida. Lessee shall be responsible for payment of all sales or transfer taxes, if any, due by reason of the purchase and sale transaction.

         C. LESSOR MAKES NO WARRANTY OF ANY KIND WHATSOEVER, EITHER EXPRESSED OR IMPLIED WITH RESPECT TO THE AIRCRAFT. LESSEE AGREES TO ACCEPT THE AIRCRAFT WITH ALL FAULTS, "AS IS", "WHERE IS" AND ACKNOWLEDGES THAT LESSOR HAS MADE NO WARRANTIES OF ANY KIND WHATSOEVER. FURTHER, LESSEE ACKNOWLEDGES THAT LESSOR IS NOT THE MANUFACTURER, NOR HAS LESSOR BEEN SOLE OWNER OF THE AIRCRAFT SINCE ITS MANUFACTURE. LESSOR MAKES NO WARRANTIES WHATSOEVER, EITHER EXPRESSED OR IMPLIED WITH REGARD TO THE AIRCRAFT, ENGINE, AVIONICS, ENVIRONMENTAL SYSTEMS, NOR ANY OTHER SYSTEMS, PARTS, MATERIALS, ACCESSORIES, INCLUDING BUT NOT LIMITED TO LOGBOOKS, AIRCRAFT RECORDS, AIRWORTHINESS, FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY OR ANY OTHER ASPECT RELATED TO THE AIRCRAFT.


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         D. At Closing upon  delivery of the  Aircraft,  lessee shall  execute a receipt for said Aircraft.

         E. Upon Closing, Lessee and Lessor shall complete and file all documents necessary to evidence the sale contemplated herein with the Federal Aviation Administration and any other federal, state, or local governmental agencies with which filing is required.

         F. Lessor's liability for failure to deliver the Aircraft at Closing shall be to an action for specific performance. In no event shall Lessor be liable for any consequential or special damages.

         G. Lessee and Lessor agree to indemnify and to hold each other harmless from any and all damages including reasonable attorneys' fees or commissions or fees which may be incurred pursuant to or by reason of the acts of the other in engaging or dealing with a broker. The obligations of Lessee and Lessor under this paragraph G shall survive the Closing.

         H. Lessee shall pay all sales tax on the Purchase Price of the Aircraft or shall provide Lessor with a valid sales tax exemption certificate. If the transaction is subject to sales tax, Lessee shall deliver such amount to Lessor for delivery to the applicable tax collector.

         XX. NOTICES

         All notices required under the terms and provisions hereof shall be in writing and any such notice shall become effective when deposited in the United States mail, with certified return receipt postage for ordinary mail, prepaid, addressed (i) if to Lessor at:

                        Attn: Steven R. Wendling
                        Thunder Aviation Acquisitions, Inc.
                        639 North Bell Avenue
                        Chesterfield, Missouri  63005

or at such address as Lessor shall from time to time designate in writing to Lessee, (ii) if to Lessee, at :

                        Attn: Michele Mathis
                        EP Aviation, Inc.
                        8191 N. Tamiami Trail - B2
                        Sarasota, Florida  34243


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

or at such other address as Lessee shall form time to time designate in writing to Lessor.

         XXI.     ATTORNEYS' FEES

         The prevailing party shall recover its reasonable expenses, court costs and reasonable attorneys' fees in any litigation arising out of this Agreement, including any appellate proceeding.

         XXII.    MISCELLANEOUS

         Lessee agrees to pay Lessor interest (to the extent permitted by applicable law) at the rate of twelve percent (12%) per annum on all sums not paid by the Lessee to Lessor when due and owing under the provisions of this Agreement form the date of such delinquency until paid. No party hereto shall, by act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing. Time is of the essence of this Agreement.

         XXIII.   COUNTERPARTS; CONSTRUCTION

         This Agreement shall be construed fairly, in accordance with the plain meaning of its terms, and there shall be no presumption or inference drawn against the party drafting this Agreement in interpreting the provisions hereof. This document may be executed in one or more separate counterparts, each of which when so executed, shall be deemed to be an original. Such counterparts shall, together, constitute and shall be one and the same instrument.

         XXIV.    APPLICABLE LAW; VENUE

         The laws of the State of Missouri shall govern any and all claims arising under this Agreement. Venue of any action arising hereunder or in any manner related to this Agreement may lie at Lessor's option in St. Louis County, Missouri.

         XXV.     FILING

         Lessor shall file the execute lease with the FAA immediately upon Lessor's execution of the lease. A copy will be maintained on board the Aircraft during the entire term of the Lease.

         XXVI.    FAA REQUIRED STATEMENT

         In compliance with Federal Aviation  Administration  Regulation Section
91.23 (14 CFR 91.23) the parties, in addition to all prior provisions, hereby agree as follows:

         A. LESSOR CERTIFIES THAT TO THE BEST OF ITS KNOWLEDGE AND BELIEF, ALL REQUIRED INSPECTIONS UNDER PART 135 OF THE FEDERAL AVIATION REGULATIONS HAVE BEEN COMPLETED WITHIN THE 12-MONTH PERIOD IMMEDIATELY PRECEDING THE DATE OF THIS LEASE AND LESSOR AND LESSEE CERTIFY THAT OPERATIONS OF TIME AIRCRAFT WILL BE CONDUCTED DURING THE TERM OF THE LEASE IN COMPLIANCE WITH THE APPLICABLE MAINTENANCE AND INSPECTION REQUIREMENTS CONTAINED IN PART (ILLEGIBLE) OF THE FEDERAL AVIATION ADMINISTRATION'S REGULATIONS.

         B. LESSEE, WHOSE NAME AND ADDRESS IS AS STATED HEREINABOVE, CERTIFIES THAT IT WILL BE RESPONSIBLE FOR THE OPERATIONAL CONTROL OF THE AIRCRAFT DURING THE ENTIRE LEASE TERM AND ANY EXTENSION THEREOF, AND ACKNOWLEDGES THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION ADMINISTRATION REGULATIONS.

         C. LESSEE ACKNOWLEDGES THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION ADMINISTRATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST AVIATION DISTRICT OR AIR CARRIER OFFICE.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by the respective offices thereunto duly authorized at the day and year first written above.

                                THUNDER AVIATION ACQUISITIONS, INC.

                                a Delaware corporation

                                By:      /S/ [SIGNATURE ILLEGIBLE]

                                Name:    /S/ [SIGNATURE ILLEGIBLE]

                                Title:   /S/ PRESIDENT/COO

                                EP AVIATION, INC.,
                                a Nevada corporation

                                By:      /S/ MICHELLE MATHIS
                                         ----------------------------------
                                Name:    MICHELLE MATHIS
                                         ----------------------------------
                                Title:   VICE PRESIDENT
                                         ----------------------------------

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